THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this "Agreement"), is entered into as of May 29, 2020, by and among LIBERTY OILFIELD SERVICES LLC, a Delaware limited liability company (the "Borrower"), LIBERTY OILFIELD SERVICES INC., a Delaware corporation ("Ultimate Parent"), LIBERTY OILFIELD SERVICES NEW HOLDCO LLC, a Delaware limited liability company ("Liberty Holdings"), R/C IV NON-U.S. LOS CORP, a Delaware corporation ("R/C Holdings"), the undersigned Lenders (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent").
W I T N E S S E T H:
WHEREAS, pursuant to that certain Credit Agreement, dated as of September 19, 2017 (as amended by that certain Amendment and Parent Joinder to Credit Agreement, dated as of January 17, 2018, by that certain Second Amendment and Parent Joinder to Credit Agreement, dated as of March 21, 2018, and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the lenders identified on the signature pages thereto (each of such lenders, together with its successor and permitted assigns, a "Lender"), Agent, Wells Fargo, JPMorgan Chase Bank, N.A., a national banking association ("Chase"), and Citibank, N.A., a national banking association ("Citibank"), as joint lead arrangers, Wells Fargo, as book runner, Chase and Citibank, as syndication agents, the Borrower, Ultimate Parent, Liberty Holdings, R/C Holdings and the other Loan Parties from time to time party thereto, the Lender Group has agreed to make or issue Loans, Letters of Credit and other certain financial accommodations thereunder;
WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement;
WHEREAS, the Borrower has requested that Agent and the Lenders amend the Credit Agreement in certain respects, and Agent and the Supermajority Lenders are willing to do so, subject to the terms and conditions specified herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follow:
1.Amendments to Credit Agreement. In reliance on the representations and warranties of the Borrower set forth in Section 3 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
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(a)Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition therein in appropriate alphabetical order:
"Increase Period" means the period beginning on May 1, 2020 and ending on August 31, 2020 (or such later date as Agent may agree in its sole discretion, but in no event later than December 31, 2020).
(b)Section 1.1 of the Credit Agreement is hereby amended by amending and restating clause (a) of the definition of "Eligible Billed Accounts" in its entirety to read as follows:
(a) (i) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or 60 days of due date or (ii) solely during the Increase Period, Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or 90 days of due date, provided, that, notwithstanding the foregoing, the aggregate value of Accounts that may be considered Eligible Accounts that are either (1) more than 90 days but less than 120 days past original invoice date or (2) more than 60 days but less than 90 days past due date, shall not exceed $37,500,000 at any time.
(c)Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of "LIBOR Rate" in its entirety to read as follows:
"LIBOR Rate" means the greater of (a) 1.00 percent per annum and (b) the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by the Borrower in accordance with this (and, if any such published rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.
(d)Schedule 5.1 to the Credit Agreement is hereby amended and restated in its entirety as attached hereto as Annex II.
2.Conditions to Effectiveness. This Agreement shall become effective and be deemed effective as of the date when, and only when, all of the following conditions have been satisfied:
(a)Agent shall have received (i) a copy of this Agreement, duly authorized, executed and delivered by the Loan Parties, Agent and Lenders and (ii) an executed copy of the Consent and Reaffirmation in the form attached hereto as Annex I;

(b)Agent shall have received a copy of the Limited Consent executed by the Term Loan Agent in form and substance satisfactory to Agent;
(c)the representations and warranties of the Loan Parties contained in this Agreement, the Credit Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(d)The Borrower shall have paid all fees costs and expenses due and payable as of the date hereof under the Credit Agreement and the other Loan Documents, including without limitation all attorney's fees and expenses incurred by Agent; and
(e)no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Agreement.
3.Representations and Warranties of the Borrower. Each Loan Party party hereto hereby represents and warrants to Agent for the benefit of the Lender Group and Bank Product Providers as follows:
(a)it (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and to carry out the transactions contemplated by this Agreement and each of the other Loan Documents to which it is a party (including, without limitation, after giving effect to this Agreement, the Credit Agreement);
(b)the execution, delivery, and the performance by it of this Agreement and each other Loan Document to which it is a party (including, without limitation, after giving effect to this Agreement, the Credit Agreement), (i) have been duly authorized by all necessary action on the part of such Loan Party and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to such Loan Party or its Subsidiaries, the Governing Documents of such Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of such Loan Party where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens, (D) require any approval of such Loan Party's interestholders or any approval or consent of any Person under any material agreement of such Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect;
(c)each Loan Document to which such Loan Party is a party (including, without limitation, after giving effect to this Agreement, the Credit Agreement) is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally;
(d)the representations and warranties contained in this Agreement, the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
(e)after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.
4.Further Assurances. At any time upon the reasonable request of Agent or the Lenders, each Loan Party shall promptly execute and deliver to Agent or the Lenders such Additional Documents as Agent or the Lenders shall reasonably request pursuant to the Credit Agreement and the other Loan Documents, in each case in form and substance reasonably satisfactory to Agent and the Lenders.
5.Notices. Notices for any Loan Party shall be given in the manner set forth for the Loan Parties in Section 11 of the Credit Agreement.
6.Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
7.Binding Effect. This Agreement shall be binding upon the Loan Parties and shall inure to the benefit of Agent and the Lenders, together with their respective successors and permitted assigns.

8.Effect on Loan Documents.
(a)The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or amendment of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement and each of the other Loan Documents are ratified and confirmed and shall continue in full force and effect.
(b)Each reference in the Credit Agreement or any other Loan Document to this "Agreement", "hereunder", "herein", "hereof", "thereunder", "therein", "thereof", or words of like import referring to the Credit Agreement or any other Loan Document shall mean and refer to such agreement as supplemented by this Agreement.
9.Release.
(a)In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of setoff, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the day and date of this Agreement.
(b)Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
10.Fees and Expenses.

(a)If the Increase Period is extended for any period of time beyond August 31, 2020 in accordance with the terms of the Credit Agreement, the Borrower hereby agrees to pay to the Administrative Agent, for the benefit of the Lenders based on their Pro Rata Share of the Revolver Commitments, a fee in an amount equal $62,500, which fee shall be fully earned and nonrefundable, and due and payable on the date the Increase Period is so extended.
(b)The Borrower agrees to pay on demand all reasonable costs and expenses of Agent and the Lenders (including reasonable attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Agreement and the Credit Agreement as amended hereby.
11.Miscellaneous
(a)This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission (e.g., "PDF" or "tif" via email) shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
(b)Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
(c)Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
(d)Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or any Loan Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
(e)The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(f)This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.
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IN WITNESS WHEREOF, the Loan Parties, Agent and the Lenders party hereto have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

LOAN PARTIES:	LIBERTY OILFIELD SERVICES LLC,
a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Vice President and General Counsel

LIBERTY OILFIELD SERVICES INC.,
a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Vice President and General Counsel

LIBERTY OILFIELD SERVICES NEW HOLDCO LLC,
a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Vice President and General Counsel

R/C IV NON-U.S. LOS CORP,
a Delaware limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Vice President and General Counsel
Signature Page to Third Amendment to Credit Agreement

AGENT AND LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national bank association, as Agent and as a Lender

By: /s/ Ryan Tozier
Name: Ryan Tozier
Its: Authorized Signatory

JPMORGAN CHASE BANK, N.A.,
as a Lender

By: /s/ Jorge Diaz Granados
Name: Jorge Diaz Granados
Title: Authorized Officer

CITIBANK, N.A.,
as a Lender

By: /s/ Jeff Royston
Name: Jeff Royston
Title: SVP

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.,
as a Lender

By: /s/ Christopher Winthrop
Name: Christopher Winthrop
Title: Authorized Signatory

Signature Page to Third Amendment to Credit Agreement

ANNEX I
Consent and Reaffirmation

CONSENT AND REAFFIRMATION
DATED AS OF MAY 29, 2020
The undersigned hereby (i) acknowledges receipt of a copy of the foregoing Third Amendment to Credit Agreement (the "Agreement"; capitalized terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) acknowledges and agrees to be bound by the terms of the Agreement, including, without limitation, Section 9 thereof; and (iii) affirms that nothing contained in the Agreement shall modify in any respect whatsoever any Loan Document to which any of the undersigned is a party and reaffirms that each such Loan Document and each of its obligations thereunder is and shall continue to remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, the undersigned understands that Agent and the Lenders have no obligation to inform the undersigned of such matters in the future or to seek the undersigned's acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the day and year first above written.

LOS CIBOLO RE INVESTMENTS, LLC,
a Texas limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Vice President and General Counsel

LOS ODESSA RE INVESTMENTS, LLC,
a Texas limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Vice President and General Counsel

ST9 GAS AND OIL LLC,
a Texas limited liability company

By: /s/ R. Sean Elliott
Name: R. Sean Elliott
Title: Vice President and General Counsel
Signature Page to Consent and Reaffirmation to Third Amendment to Credit Agreement

ANNEX II
Schedule 5.1

Deliver to Agent (and if so requested by Agent, with copies to each Lender) each of the financial statements, reports, or other items set forth below at the following times in form and substance reasonably satisfactory to Agent:

as soon as available, but in any event within 30 days after the end of each of the first three quarters in a fiscal year (and, during a Covenant Testing Period, within 30 days after the end of each month) during each of Borrowers' fiscal years,

(a)an unaudited Consolidated balance sheet, income statement, statement of cash flow and statement of shareholder's equity, covering Borrowers' and their Subsidiaries' operations during such period, and compared to the prior period and plan,
(b)a Compliance Certificate (which shall provide a calculation for the financial covenants set forth in Section 7 regardless of whether such financial covenant is then being tested), and
(c)a management discussion and analysis for the quarter then ended,

as soon as available, but in any event within 120 days after the end of each of Borrowers' fiscal years,
(d)Consolidated financial statements of Borrowers and their Subsidiaries for each such fiscal year, audited by an accounting firm reasonably acceptable to Agent and certified, without any qualifications as to "going concern" or as to the scope of such audit, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder's equity),
(e)a Compliance Certificate (which shall provide a calculation for the financial covenants set forth in Section 7 regardless of whether such financial covenant is then being tested), and
(f)a management discussion and analysis for such year,

Quarterly, within 30 days after the end of each of Borrowers' fiscal quarters,	(g) a report setting forth all other credit facilities then outstanding, together with the outstanding amount under each other credit facility, if and when filed by Parent (or any direct or indirect holding company thereof),
(h)Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,
(i)any other filings made by Parent (or any direct or indirect holding company thereof) with the SEC, and
(j)any other information that is provided by Parent (or any direct or indirect holding company thereof) to its shareholders generally,

as soon as available, but in any event within 30 days after the start of each of Borrowers' fiscal years,
(k) copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming fiscal year, quarter by quarter, certified by the chief financial officer of Borrowers as being such officer's good faith estimate, in light of facts and conditions known at the time, of the financial performance of Borrowers during the period covered thereby,

promptly, but in any event within 5 days after any Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(l) notice of such event or condition and a statement of the curative action that Borrowers propose to take with respect thereto, promptly, but in any event within 5 days after any Borrower has knowledge thereof or the date of the furnishing of by any Borrower,
(m) notice and copies of notices, certificates or reports sent to or from the Loan Parties in connection with the Term Loan Documents or any amendment, supplement or other modification to the Term Loan Documents,

within 5 days of any Loan Party obtaining knowledge thereof,	(n) written notice of any actions, suits or proceedings commenced against a Loan Party or any of its Subsidiaries that could reasonably be expected to result in liabilities in excess of $5,000,000,

(o) written notice of any expiration, termination or notice of termination of any material contract or any breach of a material contract that could reasonably be expected to result in the termination of such material contract,

(p) written notice of any pending or threatened labor dispute, strike, walkout, or union organizing activity with respect to any employees of a Loan Party that could reasonably be expected to result in a Material Adverse Effect,

(q) written notice of any judgment that, if not cured pursuant to Section 8.3 hereof, would constitute an Event of Default hereunder,
(r) written notice of the occurrence of any Notification Event,
(s) written notice of any Loan Party's receipt from any local, state or federal authority advising such Loan Party of any environmental liability (real or potential) arising from such Loan Party's operations, its premises, its waste disposal practices, or waste disposal sites used by such Loan Party, which liability could reasonably be expected to result in liabilities in excess of $5,000,000,

(t) written notice of the discharge of withdrawal or resignation by Loan Parties' independent accountants, and
(u) written notice of the creation or acquisition of any Subsidiary of Parent, and
upon the request of Agent,	(v) any other information reasonably requested relating to the financial condition of Parent or its Subsidiaries.